Exhibit 99.4

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X, as amended, and presents the combination of the historical financial information of Coeptis Therapeutics Holdings, Inc. (“Coeptis” or the “Purchaser”) and Z Squared Inc. (“Z Squared”) adjusted to give effect to the Merger and the other events contemplated by the Merger Agreement, including the Spin Out.

The unaudited pro forma condensed combined balance sheet as of December 31, 2025 combines the historical unaudited condensed consolidated balance sheet of Coeptis and the historical unaudited condensed consolidated balance sheet of Z Squared on a pro forma basis as if the Merger and related transactions had been consummated on December 31, 2025.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2025 combines the historical unaudited condensed consolidated statement of operations of Coeptis for the year ended December 31, 2025 and the historical unaudited condensed consolidated statement of operations of Z Squared for the year ended December 31, 2025. The year ended December 31, 2024 combines the historical audited consolidated statements of operations of Coeptis for the year ended December 31, 2024 and the historical audited consolidated statements of operations of Z Squared for the year ended December 31, 2024. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2025 and for the year ended December 31, 2024 are presented on a pro forma basis as if the Merger and related transactions had been consummated on January 1, 2024, the beginning of the earliest period presented.

The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and is not necessarily indicative of the financial position and results of operations that would have been achieved had the Merger and related transactions occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial information may not be useful in predicting the future financial condition and results of operations of the Company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of the unaudited pro forma condensed combined financial information and are subject to change as additional information becomes available and analyses are performed. This information should be read together with the following:

•	The accompanying Notes to the unaudited pro forma condensed combined financial statements;

•	the historical audited financial statements of Coeptis as of and for the year ended December 31, 2025 included in Coeptis’ Annual Report on Form 10-K filed with the SEC on March 19, 2026 and the historical audited financial statements of Coeptis as of the year ended December 31, 2024 on Form 10-K filed with the SEC on March 28, 2025;

•	the historical audited financial statements of Z Squared as of and for the year ended December 31, 2025 and the historical audited consolidated financial statements of Z Squared as of and for the year ended December 31, 2024, included in this Form S-4;

•	the sections titled “Coeptis Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Z Squared Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included elsewhere in this Form S-4, and

•	other information relating to Coeptis and Z Squared included in this Form S-4, including the Merger Agreement and the description of certain terms thereof set forth under the section entitled “Proposal 1: Merger Proposal”

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Description of the Merger

On April 25, 2025, Coeptis entered into an Agreement and Plan of Merger, as may be amended from time to time (the “Merger Agreement”) with CP Merger Sub Inc., a Wyoming corporation and wholly-owned subsidiary of Coeptis (“Merger Sub”), and Z Squared. Pursuant to the Merger Agreement, subject to the terms and conditions set forth therein, upon the consummation of the transactions contemplated by the Merger Agreement (the “Closing”), (i) Merger Sub will merge with and into Z Squared (the “Merger”) and (ii) Coeptis will immediately prior to the Merger effect a spin out certain of its biopharmaceutical operations (the “Spin Out” and, together with Merger and the other transactions contemplated by the Merger Agreement, the “Transactions”), with Z squared continuing as the surviving corporation in the Merger and becoming a wholly-owned subsidiary of Coeptis.

In the Merger, all shares of Z Squared common stock issued and outstanding immediately prior to the effective time of the Merger (other than those properly exercising any applicable dissenters rights under Wyoming law), will be converted into the right to receive a portion of the Merger Consideration (as defined below) and (ii) any other outstanding securities with the right to convert into or acquire equity securities of Z Squared will be terminated. At the Closing, Coeptis will change its name as mutually agreed upon by the Purchaser and Z Squared.

In connection with the Spin Out, all of Coeptis’ assets comprising its biopharmaceutical business will be assigned and contributed prior to Closing to one or more Spin Out Subsidiaries, which will then spin out to Coeptis’ stockholders of record on the record date established for the Coeptis Special Meeting (as defined below). GEAR Therapeutics, Inc. will not be included in the Spin Out and will remain a Subsidiary of Purchaser following Closing, and that in consideration of GEAR Therapeutics, Inc. remaining a subsidiary of Purchaser following the Closing the Spin Out Sub will receive 1,000,000 shares of Purchaser Common Stock and an option to acquire GEAR Therapeutics, Inc. in the future for the fair market value of GEAR Therapeutics, Inc. at the time of exercise (if exercised).

Merger Consideration

As consideration for the Merger, the Z Squared Security Holders collectively shall be entitled to receive from the Purchaser, in the aggregate, a number of shares of Purchaser Common Stock that represents at Closing the Applicable Percentage of Purchaser’s issued and outstanding shares of Purchaser Common Stock as calculated on a Fully-Diluted Basis (the “Merger Consideration”). For purposes hereof, (A) “Applicable Percentage” means (i) if the Company Asset Value (defined below) is equal to or greater than $750 million, such number of shares of common stock as will represent 90% of the post-Merger ownership of Purchaser on a Fully-Diluted Basis, and (ii) if the Company Asset Value is less than $750 million, such number of shares of common stock as will reflect the portion of the $750 million in Company Asset Value as of Closing, and (B) “Company Asset Value” means the value of the mining computer assets (collectively, the “Mining Machines”) owned by Company as of the Closing as determined by a mutually agreeable third-party valuation expert, less the sum of (y) all Company Debt being assumed by the Purchaser post-Merger and (z) Company Transaction Expenses being assumed by Purchaser post-Merger. Each Z Squared stockholder shall receive for its company common stock held a number of shares of Purchaser Common Stock equal to such Company Stockholder’s Pro Rata Share of aggregate number of shares of Purchaser Common Stock comprising the Merger Consideration. In addition, the Purchaser shall not exercise its right to issue or sell Purchaser Common Stock pursuant to the Standby Equity Purchase Agreement if such issuance or sale would result in the Purchaser receiving aggregate proceeds in excess of $3,000,000 (such $3,000,000 amount, the “SEPA Carveout”). In the event the Purchaser exercises its right to issue or sell Purchaser Common Stock pursuant to the Standby Equity Purchase Agreement during the period from the date of the Merger Agreement and continuing until the earlier of the termination of the Merger Agreement or the Closing (the “Interim Period”) with consent and such issuance or sale results in the Purchaser receiving aggregate proceeds in excess of the SEPA Carveout, the excess of such proceeds over the SEPA Carveout shall be solely for the benefit of the Surviving Corporation. In addition, in the event that Purchaser has utilized for its own purposes the Standby Equity Purchase Agreement Carveout amount, an additional 500,000 shares of Purchaser Common Stock shall be added to the Merger Consideration.

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Accounting Treatment

The Merger will be accounted for as a business combination in accordance with U.S. GAAP (pursuant to Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”)), with Z Squared treated as the “accounting acquirer” and Coeptis treated as the “legal acquirer” for financial reporting purposes. Z Squared will control Coeptis as it will beneficially own a majority voting interest of the outstanding shares of Coeptis common stock. The unaudited pro forma condensed combined financial statements were prepared using the acquisition method of accounting. Under the acquisition method of accounting, the purchase price is allocated to the identifiable tangible and intangible assets acquired and liabilities assumed of Coeptis based on their respective estimated fair values with any excess purchase price allocated to goodwill. Significant estimates and assumptions were used in determining the preliminary purchase price and the preliminary purchase price allocation reflected in the unaudited pro forma condensed combined financial statements. The process of valuing the net assets of pre-combination Coeptis immediately prior to the business combination for purposes of presentation within this unaudited pro forma condensed combined financial information is preliminary. As the unaudited pro forma condensed combined financial statements have been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

Z Squared was determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•	Z Squared existing stockholders have the greatest voting interest in post-combination Coeptis;
•	Z Squared existing stockholders have the ability to control decisions regarding election and removal of directors and officers of post-combination Coeptis;
•	Z Squared comprises the ongoing operations of post-combination Coeptis; and
•	Z Squared existing senior management is the senior management of post-combination Coeptis.

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Z SQUARED INC. (formerly known as Coeptis Therapeutics Holdings, Inc.)

Unaudited Pro Forma Condensed Consolidated Balance Sheets

As of December 31, 2025

	(A)				(B)
	Coeptis (Historical)	Spin-Out Adjustments		Coeptis (Pro Forma)	Z Squared (Historical)	Exchange Agreement Adjustment		Z Squared (Pro Forma)	Transaction Accounting Adjustments		Pro Forma Combined

CURRENT ASSETS
Cash	$5,674,302	$(5,674,302)	(1)	$–	$1,402	$–		$1,402	–		$1,402
Marketable securities	676,596	–		676,596	–	–		–	–		676,596
Interest receivable	7,348	–		7,348	–	–		–	–		7,348
Prepaid assets	991,903	(991,903)	(1)	–	–	–		–	–		–
Total current assets	7,350,149	(6,666,205)		683,944	1,402	–		1,402	–		685,346

PROPERTY AND EQUIPMENT
Cryptocurrency mining machines	–	–		–	–	35,290,694	(9)	35,290,694	–		35,290,694
Furniture and fixtures, net	9,873	(9,873)	(1)	–	–	–		–	–		–
Total property and equipment	9,873	(9,873)		–	–	35,290,694		35,290,694	–		35,290,694

OTHER ASSETS
Investments	7,860,083	(6,610,083)	(1)	1,250,000	–	–		–	1,250,000	(3)	2,500,000
Intangible assets, net	361,250	–		361,250	–	–		–	233,108	(3)	594,358
Co-development rights, net	554,167	–		554,167	–	–		–	1,100,664	(3)	1,654,831
Right of use assets, net of accumulated amortization	18,399	(18,399)	(1)	–	–	–		–	–		–
Customer list	–	–		–	–	–		–	880,550	(3)	880,550
Goodwill	–	–		–	–	–		–	102,616,505	(3)	102,616,505
Total other assets	8,793,899	(6,628,482)		2,165,417	–	–		–	106,080,826		108,246,243
TOTAL ASSETS	$16,153,921	$(13,304,560)		$2,849,361	$1,402	$35,290,694		$35,292,096	106,080,826		$144,222,284

CURRENT LIABILITIES
Accounts payable	$888,755	$(834,466)	(1)	$54,289	$–	$–		$–	–		$54,289
Accrued expenses	41,054	(41,054)	(1)	–	–	–		–	85,000	(4)	85,000
Advance from affiliate	–	–		–	120	–		120	–		120
Convertible notes payable, current portion, in default	100,000	(100,000)	(1)	–	–	–		–	–		–
Convertible notes payable, net of debt discount	–	–		–	–	–		–	–		–
Right of use liability, current portion	18,875	(18,875)	(1)	–	–	–		–	–		–
Customer deposit	599,455	–		599,455	–	–		–	–		599,455
Other current liabilities	120,000	(120,000)	(1)	–	–	–		–	–		–
Total current liabilities	1,768,139	(1,114,395)		653,744	120	–		120	85,000		738,864

LONG TERM LIABILITIES
SBA loan payable, net of current portion	150,000	(150,000)	(1)	–	–	–		–	–		–
Derivative liability warrants	167,625	–		167,625	–	–		–	–		167,625
Right of use liability, non-current portion	–	–	(1)	–	–	–		–	–		–
TOTAL LONG TERM LIABILITIES	317,625	(150,000)		167,625	–	–		–	–		167,625
TOTAL LIABILITIES	2,085,764	(1,264,395)		821,369	120	–		120	85,000		906,489

STOCKHOLDERS' EQUITY
Preferred stock	–	–		–	–	–		–	–		–
Common stock	575	100	(1)	675	–	–		–	2,574	(5)	3,249
Additional paid-in capital	127,201,691	(12,040,265)	(1)	115,804,695	1,725	35,290,694	(9)	35,292,419	(109,953,728)	(6)	147,655,864
		643,269	(2)						105,995,826	(7)
									(2,574)	(5)
									519,226	(8)

Subscription receivable	(3,686,544)	–		(3,686,544)	–	–		–	–		(3,686,544)
Common stock subscribed	–			–	–	–		–			–
Accumulated deficit	(109,953,728)	–		(109,953,728)	(443)	–		(443)	109,953,728	(6)	(519,669)
									(519,226)	(8)

TOTAL STOCKHOLDERS’ EQUITY - CONTROLLING INTERESTS	13,561,994	(11,396,896)		2,165,098	1,282	35,290,694		35,291,976	105,995,826		143,452,900
TOTAL STOCKHOLDERS’ EQUITY - NONCONTROLLING INTERESTS	506,163	(643,269)	(2)	(137,106)	–	–		–	–		(137,106)
TOTAL STOCKHOLDERS’ EQUITY	14,068,157	(12,040,165)		2,027,992	1,282	35,290,694		35,291,976	105,995,826		143,315,794
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$16,153,921	$(13,304,560)		$2,849,361	$1,402	$35,290,694		$35,292,096	106,080,826		$144,222,284

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Z SQUARED INC. (formerly known as Coeptis Therapeutics Holdings, Inc.)

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the year ended December 31, 2025

	(C)				(D)
	Coeptis (Historical)	Spin Out Adjustments		Coeptis (Pro Forma)	Z Squared (Historical)	Exchange Agreement Adjustment		Z Squared (Pro Forma)	Transaction Accounting Adjustments		Pro Forma Combined
SALES
Sales	$1,363,045	$–		$1,363,045	$–	$–		$–	–		$1,363,045
Total sales	1,363,045	–		1,363,045	–	–		–	–		1,363,045
Cost of goods	180,625	–		180,625	–	–		–	–		180,625
Gross profit	1,182,420	–		1,182,420	–	–		–	–		1,182,420

OPERATING EXPENSES
Research and development expense	1,277,150	(319,306)	(10)	957,844	–	–		–	–		957,844
Salary expense	1,687,972	(1,181,580)	(10)	506,392	–	–		–	–		506,392
Amortization expense	1,000,000	(1,000,000)	(10)	–	–	10,484,506	(12)	10,484,506	376,783	(13)	10,861,289
Professional services expense	7,792,100	(370,771)	(10)	7,421,329	–	–		–	–		7,421,329
Stock based compensation	1,215,692	–		1,215,692	–	–		–	–		1,215,692
Selling and marketing expense	105,000	–		105,000	–	–		–	–		105,000
General and administrative expenses	1,148,004	(131,122)	(10)	1,016,882	323	–		323	–		1,017,205
Total operating expense	14,225,918	(3,002,779)		11,223,139	323	10,484,506		10,484,829	376,783		22,084,751

LOSS FROM OPERATIONS	(13,043,498)	3,002,779		(10,040,719)	(323)	(10,484,506)		(10,484,829)	(376,783)		(20,902,331)

OTHER INCOME (EXPENSE)
Interest expense, net	(96,744)	(269,392)	(10)	(366,136)	–	–		–	–		(366,136)
Interest income	116,495	(116,495)	(10)	–	–	–		–	–		–
Amortization of debt discount	(545,635)	545,635	(10)	–	–	–		–	–		–
Gain on forfeiture of customer deposit	115,000	–		115,000	–	–		–	–		115,000
Other income (expense)	7,004	(7,004)	(10)	–	–	–		–	–		–
Unrealized gain on marketable securities	76,596	–		76,596	–	–		–	–		76,596
Unrealized loss on investments	(163,500)	–		(163,500)	–	–		–	–		(163,500)
Gain (loss) on extinguishment of debt	159,035	–		159,035	–	–		–	–		159,035
Change in fair value of derivative liabilities	1,098,055	–		1,098,055	–	–		–	–		1,098,055
TOTAL OTHER INCOME (EXPENSE), net	766,306	152,744		919,050	–	–		–	–		919,050

LOSS BEFORE INCOME TAXES	(12,277,192)	3,155,523		(9,121,669)	(323)	(10,484,506)		(10,484,829)	(376,783)		(19,983,281)

PROVISION FOR INCOMES TAXES (BENEFIT)	–	–		–	–	–		–	–		–

NET LOSS ATTRIBUTABLE TO NON-CONTROLLING INTERESTS	(360,177)	180,089	(11)	(180,089)	–	–		–	–		(180,089)
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	(11,917,015)	2,975,435		(8,941,580)	(323)	(10,484,506)		(10,484,829)	(376,783)		(19,803,192)
NET LOSS	$(12,277,192)	$3,155,523		$(9,121,669)	$(323)	$(10,484,506)		$(10,484,829)	(376,783)		$(19,983,281)

LOSS PER SHARE
Loss per share, basic and fully diluted	$(2.81)										$(0.65)
Weighted average number of common shares outstanding	4,234,787								26,739,857	(14)	30,974,644

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NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.	Basis of Presentation

The unaudited pro forma condensed combined financial information has been adjusted to give effect to transaction accounting adjustments related to the Merger linking the effects of the Merger and the Spin Out to the historical financial information.

The Merger will be accounted for as a business combination under the acquisition method of accounting for business combinations pursuant to the provisions of ASC 805. Z Squared has been determined to be the accounting acquirer as Z Squared owners before the Merger will retain a majority financial interest after the Merger. Z Squared will be treated as issuing equity for the net assets of Coeptis. Under the acquisition method of accounting, the estimated purchase price will be allocated to Coeptis’ assets acquired and liabilities assumed based upon their estimated fair values at the date of completion of the Merger. Any excess of merger consideration over the preliminary estimate of the fair value of identified assets acquired and liabilities assumed will be recognized as goodwill. Significant judgment is required in determining the preliminary fair values of identified intangible assets, certain other assets, debt and other assumed liabilities and non-controlling interest. Additionally, the final purchase price allocation will depend on a number of factors that cannot be predicted with certainty at this time. The final valuation may materially change the purchase price and the allocation of the purchase price, which could materially affect the fair values assigned to the assets, liabilities and non-controlling interest and could result in a material change to the unaudited pro forma condensed combined financial information.

Under ASC 805, a business combination occurs when an entity obtains control of a “business”. The determination of whether the acquired set of assets and activities constitutes a business is critical because the accounting for a business combination differs significantly from that of an asset acquisition. The Company determined that substantially all the fair value of the gross assets acquired is not concentrated in a single identifiable group of assets, and the set of assets and activities acquired is a business because Z Squared acquired at least one substantive process in addition to an input and output. The Company determined Z Squared acquired a business and will apply the acquisition method of accounting in accordance with ASC 805 and recognize goodwill.

The following unaudited pro forma condensed combined financial information presents the combination of the financial information of Coeptis and Z Squared adjusted to give effect to the Merger and other events contemplated by the Merger Agreement as described in this Form S-4. The unaudited pro forma condensed combined balance sheet as of December 31, 2025 combines the historical balance sheets of Coeptis and Z Squared on a pro forma basis assuming the business combination and related transactions had been consummated on December 31, 2025. The unaudited pro forma condensed combined statements of income for the year ended December 31, 2025 and the year ended December 31, 2024 combines the historical statements of income of Coeptis and Z Squared on a pro forma basis assuming the business combination and related transactions as if they had occurred on January 1, 2024, beginning of the earliest period presented.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Transactions taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of Coeptis and they are based on the information available at the time of their preparation. Actual results may differ materially from the assumptions within the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial statements are intended to provide information about the impact of the Coeptis acquisition as if it had been consummated earlier. In the opinion of management, all adjustments necessary to present fairly the unaudited pro forma condensed combined financial statements have been made.

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2.	Estimated Purchase Price

The preliminary estimated purchase price, which represents the consideration transferred to Z Squared stockholders in this acquisition, is calculated based on the aggregate amount of Coeptis common stock that transferred to Z Squared stockholders upon the closing of the Merger. The acquisition will occur between a public company and a private company with Coeptis (the public company) being the legal acquirer and Z Squared (the private company) being the accounting acquirer. The fair value of the legal acquirer’s public stock is more reliably determinable with a quoted and reliable market price than the fair value of the accounting acquirer’s private stock. Z Squared determined the amount of goodwill by using the most recent practical date of Coeptis’ equity interest instead of the equity interests transferred as consideration. The Company determined the most recent practical date of measurement is April 24, 2026 for pro forma purposes. The accompanying unaudited pro forma condensed combined financial information reflects the consideration transferred of $108,153,576 (the “Merger Consideration”), which consists of the following:

Coeptis’ effective common shares outstanding as of December 31, 2025(i)	6,746,948
Coeptis’ effective fair value per common share (ii)	$16.03
Effective Merger Consideration transferred	$108,153,576

(i)	The effective common shares outstanding as of December 31, 2025 is calculated as follows:

Common stock issued and outstanding as of December 31, 2025	5,746,948
Common stock issued to Spin Out Sub	1,000,000
Effective common stock issued as of December 31, 2025	6,746,948

(ii)	Represents the estimated fair value of Coeptis common stock as of the most recent practical date. As the Coeptis share closing share price reflects the entire Coeptis business prior to the Spin Out, the Company adjusted the share price to reflect only the technology business and the GEAR biopharmaceutical operations that Z Squared is acquiring as follows:

Closing share price on April 24, 2026	$16.40
Adjustment to reflect Spin Out Sub	(0.37)
Estimated effective fair value per common share	$16.03

The unaudited pro forma condensed combined financial information reflects the Coeptis share price as of April 24, 2026 in estimating the purchase consideration. The actual purchase price will be based on the Coeptis share price on the closing date of the transaction and may differ materially from the amount reflected herein. To illustrate the potential impact of changes in Coeptis’ stock price on the purchase consideration and resulting goodwill, the following table presents a sensitivity analysis assuming a 10% decrease and a 10% increase in the stock price relative to the base case.

Scenario	Share Price	Implied Consideration	Change vs. Base	Goodwill Recognized	Change in Goodwill vs. Base
-10%	$14.76	$97,088,582	$(11,064,995)	$91,551,511	$11,064,995
Base	$16.40	$108,153,576	$–	$102,616,506	$–
+10%	$18.04	$119,218,571	$11,064,995	$113,681,500	$11,064,995

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3.	Preliminary Purchase Price Allocation

The allocation of the estimated preliminary purchase price with respect to the Merger is based upon management’s estimates of and assumptions related to the fair values of assets to be acquired and liabilities to be assumed as of December 31, 2025, using currently available information. Due to the fact that the unaudited pro forma condensed combined financial statements have been prepared based on these preliminary estimates, the final purchase price allocation and the resulting effect on Coeptis’ financial position and results of operations may differ materially from the pro forma amounts included herein.

The following table sets forth a preliminary allocation of the consideration to the identifiable tangible and intangible assets acquired, liabilities assumed and the non-controlling interest with the excess recorded to intangible assets and goodwill as if the Merger occurred on December 31, 2025:

Amount

Marketable securities	$676,596
Investments	2,500,000
Intangible assets	594,358
Co-development options	1,654,831
Customer list	880,550
Total assets acquired	6,306,334
Accounts payable and accrued expenses	139,289
Customer deposits	599,455
Derivative liability warrants	167,625
Total liabilities assumed	906,369
Non-controlling interest	(137,106)
Goodwill	102,616,505
Total estimated consideration	$108,153,576

4.	Adjustment to the Unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 2025 and the Unaudited Pro Forma Condensed Combined Statements of Operations for the Year Ended December 31, 2025

(A)	Derived from the audited condensed consolidated balance sheet of Coeptis Therapeutics Holdings, Inc. as of December 31, 2025.
(B)	Derived from the audited balance sheet of Z Squared Inc. as of December 31, 2025.

(1)	To reflect the Spin Out of a portion of Coeptis' biopharmaceutical operations. Immediately prior to the closing of the transaction, Coeptis Therapeutics Holdings, Inc. will issue 1,000,000 shares of common stock to the Spin Out Sub. These shares and assets and liabilities will be contributed to the Spin Out Sub and the shares of this subsidiary will be distributed pro rata to all pre-transaction shareholders of Coeptis consistent with The Spin Out Transaction. These asset and liabilities are excluded from the pro forma combined balance sheet, which reflect only the continuing operations of the remaining business.
(2)	To reflect the elimination of the divested non-controlling interest and recapitalization of the non-controlling interest at fair value.
(3)	The preliminary intangible assets and goodwill adjustment of $102,616,505 represents the recording of the excess of estimated aggregate Merger Consideration over the preliminary fair value of the underlying assets acquired, liabilities assumed and the non-controlling interest. Goodwill is not amortized but rather is assessed for impairment at least annually or more frequently whenever events or circumstances indicate that goodwill might be impaired.

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(4)	The adjustment to accounts payable reflects transaction-related expenses.
(5)	To reflect the par value of the common stock issued upon the Merger.
(6)	To reflect the elimination of historical accumulated deficit of Coeptis Therapeutics Holdings, Inc.
(7)	To reflect the total consideration issued in excess of the initial net book value of assets acquired, liabilities assumed, and assumed non-controlling interest.
(8)	To reflect the estimated stock-based compensation incurred upon the one-time replacement option proposal.
(9)	To reflect the historical carrying value of the 9,000 cryptocurrency mining machines obtained by Z Squared Inc. Immediately prior to the closing of the transaction, Z Squared Inc. will issue 40,446,956 shares of common stock to BSG Series CM in exchange for 9,000 cryptocurrency mining machines to be delivered at closing. In connection with the contribution of mining machines by BSG Series CM in exchange for shares of Z Squared, the Company determined that the transaction represents a transfer of assets between related parties. Accordingly, the pro forma balance sheet reflects the mining machines at their historical carrying amount, rather than the fair value of the consideration transferred.

5.	Adjustments to the Unaudited Pro Forma Condensed Combined Statements of Operations for the Year Ended December 31, 2025 and for the Year Ended December 31, 2024

(C)	Derived from the audited condensed consolidated statement of operations of Coeptis Therapeutics Holdings, Inc. for the year ended December 31, 2025.
(D)	Derived from the audited statement of operations of Z Squared Inc. for the year ended December 31, 2025.
(E)	Derived from the audited condensed consolidated statement of operations of Coeptis Therapeutics Holdings, Inc. for the year ended December 31, 2024.
(F)	Derived from the audited statement of operations of Z Squared Inc. for the year ended December 31, 2024.

(10)	To reflect the removal of historical expenses associated with the divested operations of the Spin Out. These adjustments are based on historical expense allocations and management’s estimates of costs directly attributable to the divested business. The amounts presented are not necessarily indicative of the results that would have occurred had the divestiture taken place at the beginning of the period presented, nor are they necessarily indicative of future results.
(11)	Represents the elimination of the divested non-controlling interest.
(12)	Represents the depreciation of the 9,000 cryptocurrency mining machines.
(13)	Represents the additional amortization in relation to the increase in fair value of intangible assets.
(14)	The pro forma basic and diluted weighted average common shares outstanding give effect to the issuance of 24,491,514 shares of common stock in the acquisition as if such shares were issued and outstanding as of January 1, 2024, determined as follows:

Shares issued to Z Squared stockholders	25,739,857
Shares issued to Spin Out Sub	1,000,000
Common shares issued upon acquisition	26,739,857

The following tables present the pro forma calculation of the issuance of the 25,739,857 shares of common stock issued as consideration to Z Squared stockholders.

Determination of the consideration percentage issuable to Z Squared stockholders is as follows:

Consideration percentage issuable calculation:
Company Asset Value	$660,264,400	A
Company Asset Value basis	$750,000,000	B
Portion of asset value	88.04%	C (A / B)
Consideration basis	90%	D
Consideration percentage issuable	79.23%	C x D

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The following table presents the pro forma number of shares of Coeptis Common Stock issued and outstanding on a fully diluted basis for acquisition purposes to Z Squared stockholders and stockholders of Coeptis:

	Number of Common Shares	Percentage Ownership
Z Squared stockholders	25,739,857	79.23%
Spin Out Sub	1,000,000	3.08%
Coeptis stockholders	5,746,948	17.69%
Pro forma fully-diluted common shares	32,486,805	100.00%

6.	Range of Potential Share Issuances and Result on Pro Forma Loss Per Share

The unaudited pro forma combined financial information has been prepared assuming the Company Asset Value delivered by Z Squared of $660,264,400. The ultimate ownership level of Coeptis immediately following the Merger is dependent on the level of Company Asset Value delivered by Z Squared. The following tables illustrate the range of potential shares issuances and the resulting pro forma loss per share:

	For the nine months ended September 30, 2025
Company Asset Value	$750,000,000	$500,000,000

Numerator:
Pro forma net loss	$(19,983,281)	$(19,983,281)

Denominator:
Weighted average number of common shares outstanding	4,234,787	4,234,787
Pro forma issuance of common stock	61,722,532	11,120,422
Pro forma weighted average number of common shares outstanding	65,957,319	15,355,209

Pro forma loss per share, basic and fully diluted	$(0.30)	$(1.30)

	For the year ended December 31, 2024
Company Asset Value	$750,000,000	$500,000,000

Numerator:
Pro forma net loss	$(21,904,125)	$(21,904,125)

Denominator:
Weighted average number of common shares outstanding	1,924,639	1,924,639
Pro forma issuance of common stock	61,722,532	11,120,422
Pro forma weighted average number of common shares outstanding	63,647,171	13,045,061

Pro forma loss per share, basic and fully diluted	$(0.34)	$(1.68)

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